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                              Harbour Group Ltd.
                            7701 Forsyth Boulevard
                                   Suite 600
                             St. Louis, Missouri 63105


                             September 30, 1996


Omniquip International, Inc.
369 W. Western Avenue
Port Washington, Wisconsin  53704

         Re: OPERATIONS CONSULTING AND ADVISORY SERVICES
             -------------------------------------------

Gentlemen:

    This letter sets forth the agreement between Omniquip International, Inc., a Delaware corporation (the "Company"), and Harbour Group Ltd., a Delaware corporation ("HGL"), with respect to certain consulting and advisory services to be provided by HGL to the Company from time to time.

    HGL hereby agrees to provide the Company from time to time throughout the term of this agreement, corporate strategy, operations consulting, review and analysis, asset management, financial analysis, risk management, management information services and such other similar services as the Company may require from time to time.

    The fee for services rendered by HGL (the "Fee") will be based on the hours actually worked for the Company and upon HGL's regular established hourly rates therefor of the staff performing such work as set forth on Schedule 1 attached hereto and made a part


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hereof, which rates reflect the direct cost of the services of such personnel and allocation of related overhead. Such rates may be adjusted quarterly on the basis of actual cost experience and cost projections of HGL. Annually, the Fee payable hereunder shall be adjusted so as to equal the actual cost of the services provided to the Company under this agreement by HGL, which actual cost includes direct cost and a pro rata share of actual related overhead costs.

    In addition to the Fee, HGL is to be reimbursed by the Company for out-of-pocket expenses ("Expenses") incurred for such matters as travel, printing and reproduction, outside computer time charges, postage, secretarial overtime, delivery services, facsimiles, outside expert and consultant fees, long-distance telephone charges, local transportation and the like. Outstanding disbursements will be identified and billed separately or upon billing for consulting and advisory services. HGL in its discretion may require the advance payment of Expenses. Amounts billed separately as Expenses will not be included in overhead allocations utilized in the determination of the Fee.

    The Company agrees to pay HGL an annual retainer for this engagement in the amount of $150,000, payable in monthly installments of $12,500, due on the first day of each month. The retainer shall be applied against the Fee. In the event that the retainer amount plus any advance payments of Expenses shall exceed the amount of the Fee (as adjusted to actual costs) and Expenses for the term, such excess shall be refunded to the Company.

                                         -2-

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    In the event that the Fee and Expenses at any time exceed the retainer amount plus any advance payments of Expenses, an invoice, payable upon receipt, will be issued with respect to such excess. HGL reserves the right to charge interest at the rate of 1.5% per month from the invoice date if any invoice is not paid within thirty (30) days.

    The term of this agreement shall be one year commencing on the date hereof and shall continue thereafter from year to year until terminated by either party upon the giving of thirty (30) days written notice thereof to the other.

    This agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to its conflicts of laws principles.

    No provision of this agreement may be modified, amended or waived except by a writing signed by each party hereto.

                                         -3-

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    IN WITNESS WHEREOF, the undersigned has caused this letter to be duly executed and delivered by its duly authorized officer, intending to be bound by the terms and conditions hereof.

                                       HARBOUR GROUP LTD.


                                       By:  /s/ Francis M. Loveland
                                          -------------------------------
                                          Francis M. Loveland
                                          Vice President - Finance

Accepted and agreed to this
30th day of September, 1996

OMNIQUIP INTERNATIONAL, INC.

By: /s/ Philip G. Franklin
    ---------------------------------------------
    Philip G. Franklin
    Chief Financial Officer

                                          4

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                                      Schedule 1

                                         FEES

Personnel/Position                                              Hourly Rate
-------------------                                             -----------
William A. Schmalz      Vice Chairman                               $105
James C. Janning        President and Chief Operating Officer        284
Jeffrey L. Fox          Group President                              159
Gregory A. Fox          Group President                              157
Francis M. Loveland     Vice President and Treasurer                 180
Dean Harrison           Corporate Director Manufacturing             151
Steven M. Fox           Manager of Manufacturing                      60
Steven H. Chesnut       Manager of Environmental Affairs              95
William L. Willhite     Operations Controller                         91
Michael P. Santoni      Director of Accounting                        66
Terry LaPosha           Sr. Project Manager                           78
Lisa Stranc             Manager of Systems Implementation             78

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